EXHIBIT 13(B)

CONSENT OF COUNSEL

I hereby consent to the use of my name in the disclosure statement included as part of this Post-Effective Amendment No. 66 to this Registration Statement and to the reference made to me under the caption “Legal Opinion” in such disclosure statement.

/s/ J. Paul Jullienne
J. Paul Jullienne Chattanooga, Tennessee April 29, 2016